AMENDMENT NO. 1
DATED AS OF OCTOBER 15, 1996
TO CREDIT AGREEMENT
DATED AS OF JULY 19, 1996

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT ("Amendment") is made as of this 15th day of October, 1996 by and among Varlen corporation, (the "Borrower"), the financial institutions parties thereto as lenders (the "Lenders"), The First National Bank of Chicago, as Agent (the "Agent") under that certain Credit Agreement dated as of July 19, 1996 by and among the Borrower, the Lenders and the Agent (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

WITNESSETH

WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement;

WHEREAS, the Borrower, the Lenders and the Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent have agreed to the following amendments to the Credit Agreement.

1. Amendment to Credit Agreement. Effective as of October
15, 1996, and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

1.1. Section 1.1 of the Credit Agreement is amended to delete the defined terms "Aggregate Facility A Commitment" and "Aggregate Facility B Commitment" therefrom in their entirety and to substitute the following therefor:

"Aggregate Facility A commitment" means $110,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

"Aggregate Facility B Commitment" means $80,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

1.2. Section 2.1.1(d) is amended to delete the terms of clause (i) thereof in their entirety and to substitute the following therefor:

(i) The Facility A Loans shall be repaid in twenty-four (24) consecutive installments, the first twenty-three (23) of which shall be payable quarterly on the last day of each calendar quarter commencing October 31, 1996 and continuing thereafter to and including April 30, 2002 and the final installment shall be payable on the Facility A Termination Date, and the Facility A Loans shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The installments shall be in the aggregate amounts set forth below:

Installment date             Installment Amount
October 31, 1996              $ 1,500,000

January 31, 1997              $ 1,500,000
April 30, 1997                $ 1,500,000
July 31, 1997                 $ 1,500,000
October 31, 1997              $ 2,000,000

January 31, 1998              $ 2,000,000
April 30, 1998                $ 2,000,000
July 31, 1998                 $ 2,000,000
October 31, 1998              $ 3,000,000

January 31, 1999              $ 3,000,000
April 30, 1999                $ 3,000,000
July 31, 1999                 $ 3,000,000
October 31, 1999              $ 5,000,000

January 31, 2000              $ 5,000,000
April 30, 2000                $ 5,000,000
July 31, 2000                 $ 5,000,000
October 31, 2000              $ 6,000,000

January 31, 2001              $ 6,000,000
April 30, 2001                $ 6,000,000
July 31, 2001                 $ 6,000,000
October 31, 2001              $ 7,000,000

January 31, 2002              $ 7,000,000
April 30, 2002                $ 7,000,000
Facility A Termination Date   $19,000,000


Notwithstanding the foregoing, the final installment payable on the Facility A Termination Date shall be in the amount of the then outstanding principal balance of the Facility A Loans. No installment of any Facility A Loan shall be reborrowed once repaid.

2. Conditions of Effectiveness. This Amendment shall not become effective unless (a) this Amendment shall have been executed by the Borrower, the Agent and each of the Lenders on or before October 25, 1996, (b) the Agent shall have received an executed copy of the reaffirmation executed on behalf of each of the Guarantors in the form attached hereto as Exhibit A and (c) as of the effectiveness of this Amendment there is not more than $110,000,000 outstanding as Facility A Loans.

3. Representations and Warranties of the Borrower.  The
Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally).

(b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the other Loan
Documents to the extent the same are not amended hereby, agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) There exists no Default or Unmatured Default.

4. Reference to the Effect on the Credit Agreement;
Substitution of Notes.

(a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit
Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power of remedy of the Agent or the Lenders nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) Upon the effectiveness of Section 1 hereof, the Agent and the Borrowing Entities shall make appropriate arrangements so that replacement Notes are issued to reflect the revised Facility A and Facility B amounts are issued (against receipt of previously issued Notes for cancellation), in each case reflecting the revised amount set forth on Schedule 1 as amended. Upon the issuance of such substitute Notes, each reference in the Credit Agreement and the other Loan Documents to "the Notes," "the Borrower Notes," "the Borrowing Subsidiary Notes" shall mean and be a reference to the substitute Notes issued pursuant to this Amendment.

5. Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF
CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO
FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.
This Agreement shall be effective when it has been executed by the Borrower, the Agent and each of the Lenders and each such party has notified the Agent by facsimile or telephone that it has taken such action.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


VARLEN CORPORATION,
as the Borrower

By:_________________________________

Print Name:__________________________

Title:_______________________________


THE FIRST NATIONAL BANK OF CHICAGO,
Individually and as Agent

By:_________________________________

Print Name:___________________________

Title:________________________________


HARRIS TRUST AND SAVINGS BANK

By:_________________________________

Print Name:__________________________

Title:_______________________________


NATIONSBANK, N.A.

By:________________________________

Print Name:_________________________

Title:_______________________________


ABN AMRO BANK N.V., Chicago Branch

By:_________________________________

Print Name:____________________________

Title:_________________________________


By:___________________________________

Print Name:____________________________

Title:__________________________________